EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 11, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2008 – Jan 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	0.3%	0.3%	-5.8%	-2.4%	-1.9%	1.8%	-1.9%	11.5%	-22.9%	-0.1	-0.2
B**	0.3%	0.3%	0.3%	-6.4%	-3.0%	-2.6%	N/A	-2.6%	11.5%	-24.9%	-0.2	-0.3
Legacy 1***	0.4%	0.4%	0.4%	-3.8%	-0.4%	N/A	N/A	-3.3%	10.8%	-18.1%	-0.3	-0.4
Legacy 2***	0.3%	0.4%	0.4%	-4.1%	-0.8%	N/A	N/A	-3.6%	10.8%	-18.6%	-0.3	-0.4
Global 1***	0.4%	0.4%	0.4%	-3.3%	-1.3%	N/A	N/A	-4.2%	10.3%	-17.5%	-0.4	-0.5
Global 2***	0.3%	0.4%	0.4%	-3.5%	-1.6%	N/A	N/A	-4.5%	10.3%	-18.4%	-0.4	-0.6
Global 3***	0.3%	0.3%	0.3%	-5.1%	-3.3%	N/A	N/A	-6.2%	10.3%	-23.5%	-0.6	-0.8

S&P 500 Total Return Index****	0.4%	3.3%	3.3%	14.7%	13.5%	3.6%	7.7%	3.6%	18.9%	-46.4%	0.3	0.3
Barclays Capital U.S. Long Gov Index****	0.9%	-1.8%	-1.8%	1.9%	12.0%	8.6%	7.5%	8.6%	13.2%	-12.3%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	10%	Long	Brent Crude Oil	3.7%	Long	10%	Long	Brent Crude Oil	3.7%	Long
			Gasoline Blendstock	2.2%	Long			Gasoline Blendstock	2.2%	Long
Grains/Foods	9%	Short	Sugar	2.3%	Short	9%	Short	Sugar	2.3%	Short
			Wheat	1.7%	Short			Wheat	1.7%	Short
Metals	4%	Long	Gold	1.0%	Short	4%	Long	Gold	1.0%	Short
			Copper	0.9%	Long			Copper	0.9%	Long
FINANCIALS	77%					77%
Currencies	39%	Short $	Euro	5.6%	Long	39%	Short $	Euro	5.5%	Long
			Australian Dollar	4.9%	Long			Australian Dollar	4.9%	Long
Equities	26%	Long	Eurostoxx Index	3.4%	Long	26%	Long	Eurostoxx Index	3.4%	Long
			Dax Index	3.2%	Long			Dax Index	3.2%	Long
Fixed Income	12%	Short	Bunds	2.9%	Long	12%	Short	Bunds	2.9%	Long
			U.S. Treasury Bond	1.5%	Short			U.S. 10-Year Treasury Notes	1.5%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets continued on a five-week rally due to data which showed increased Chinese industrial activity and a decline in Saudi Arabian oil production.  Natural gas prices also moved higher, supported by forecasts of another cold front across the U.S.

Grains/Foods
Corn prices jumped over 4% following a report from the U.S. Department of Agriculture which indicated U.S. supplies might fall to 17-year lows by the third quarter.  Coffee and sugar prices both moved higher as production reports from Brazil came in weaker-than-expected due to recent poor weather conditions.  Lean hogs prices fell due to elevated supplies and forecasts for weak near-term demand.

Metals
Gold markets finished higher due to increased buying caused by U.S. dollar weakness.  Copper markets fell as improving Chinese economic data fostered concerns Chinese officials may begin to slowdown stimulus initiatives.

Currencies
The U.S. dollar weakened sharply against the euro following the release of comments by the European Central Bank which indicated it was not considering an interest rate cut; this was received as a sign the Eurozone economic situation may have begun to turn for the better.  The dollar came under further pressure following weekly jobless estimates which were lower than expected.  In Asia, the Japanese yen continued its decline following reports the nation’s current-account deficit had fallen for the first time in 10 months.

Equities
The Japanese Nikkei 225 finished higher due to a late-week rally which was spurred by the Japanese government’s approval of a ¥10.3 trillion (yen) stimulus initiative designed to accelerate the nation’s economic recovery.  U.S. equity markets rose to five-year highs following strong earnings reports from several key U.S. firms and on beliefs the U.S. would ultimately benefit from improving Eurozone and Chinese economies.

Fixed Income
Domestic fixed-income markets posted modest gains due to strong demand during recent U.S. Treasury auctions.   German Bund markets finished slightly lower as investors focused on the sovereign debt of smaller European nations which followed strong results from a recent Spanish debt auction.  Positive comments by Eurozone officials which indicated an optimistic economic outlook for Europe also put pressure on Bunds.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.